#

PROJECT AGREEMENT

BETWEEN

COGNITO LIMITED

AND

MARTIN ANTONIO CAROTTI

CLAUDIA VIVIANA RUBINSTEIN

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# PROJECT AGREEMENT

**THIS AGREEMENT** made the (07) day of February of 2003.-

**BETWEEN** COGNITO LIMITED, a company incorporated in the British Virgin Islands with limited liability, with its principal office at C/o Alliance Investments SAM, Le Panorama AB, 57 Rue Grimaldi, Monaco ("the Company");

**AND** MARTIN ANTONIO CAROTTI (Argentine National Registration Document Number14.188.132) and CLAUDIA VIVIANA RUBINSTEIN (Argentine National Registration Document Number 13.265,280) both with residence at Cerro Juan Pobre 186, Dalvian, 5500 Mendoza, Argentina, jointly and severally ("the Owners")

## WHEREAS

A. The Owners are the registered owners of certain Properties all within the Contract Area located in Mendoza Province in the Republic of Argentina .

B. On 28 May 2002 the Owners entered into a Heads of Agreement ("the Heads of Agreement") with the Company whereby the Company has certain rights to carry out Exploration on the Properties and the Company has, following the giving of a Conversion Notification (as defined in the Heads of Agreement) by the Company prior to the date of this Agreement, the right to acquire the entire ownership of such Properties (including the exclusive right to develop and mine such Properties) subject to an obligation to pay the Project NSR.

C The Heads of Agreement provided that the Company and the Owners would enter into a more definitive agreement to replace the Heads of Agreement and for that purpose the Company and the Owners have entered into this Project Agreement

## THE PARTIES AGREE AS FOLLOWS:

## SECTION 1: DEFINITIONS

1.1 The following terms shall have the following meanings:

**"Authority"** means any governmental agency or authority, whether federal or provincial, responsible for administrating the Mining Code and/or granting any titles, rights and interests required in relation to Exploration or Mining Operations.

**"Commencement Date"** means the date of this Agreement.

**"Contract Area"** means the area described in Exhibit 1.

C:\Mis documentos\LEGAL\MINERIA\Estelar\COGNITO_CAROTTI\ACUERDO COGNITO CAROTTI INGLES.doc

 “Development Decision” means a decision by the Company to build and operate a mine on any Property in the Contract Area in accordance with the a Feasibility Study confirming the economic feasibility of building and operating such a mine.

“Exploration” means all activities conducted toward the discovery, location and delineation of commercial ore bodies within the Contract Area including without limitation Feasibility Studies, the acquisition, maintenance, and administration of the Properties, the establishment and administration of field offices used solely for the performance of this Agreement, and any other work reasonably calculated to lead to a Development Decision.

“Exploration Costs” means all costs incurred in or for the purposes of Exploration.

“ Feasibility Study” means a detailed study (of a standard normally required by      an international financial institution) to determine the commercial feasibility, viability and bankability of placing a prospective orebody or deposit of Minerals on any of the Properties into production and includes, but is not limited to:

 (a)

the geophysical, geochemical, geological, aerial or other surveys necessary to provide a reasonable estimate of the quality and extent of the deposit;

 (b)

the technical or assay reports necessary to evaluate any proposed method of extraction and processing;

 (c)

the area required for optimum development of the orebody or deposit;

 (d)

a mine construction program setting out the descriptions of the work, permits, equipment, facilities, supplies and mines as required to bring the prospective orebody or deposits into production and sufficient to enable preparation of tender documents, and the estimated costs or a schedule of expenditures by year of the costs necessary to bring the project into production;

 (e)

details of a proposed annual program for initial development of the deposit;

(f)

a plan for any reclamation of the Property required by law and the estimated costs which may include an approved environmental impact statement if required by the Act;

(g)

conclusions and recommendations regarding the economic feasibility and timing for bringing the prospective orebody or deposits into production, taking into account items (a) to (f) above;

(a)

other information which banking or other financial institutions familiar with the mining business might reasonably require in order to make a decision regarding the  provision  of debt  funding (whether or not on a limited recourse project financing basis) sufficient to construct and operate the proposed mine;and

 (i)

any matters required  by the Mining Code to be addressed as part of Mining Operations.

 “Minerals” includes, without limitation, all minerals and all materials and substances capable of being mined or exploited.

“Mining Code” means the laws in force in Argentina, whether provincial or federal, regulating Exploration or Mining Operations including the regulation of tenure rights and obligations and related environmental regulations.

“Mining Information” means available information about the Contract Area including all surveys, maps, mosaics, aerial photographs, electromagnetic tapes, sketches, drawings, drill cores, logs of such drill cores, geophysical, geological or drill maps, sampling and assay reports, notes, and other relevant information and data.

“Mining Operations" means every kind of work done on or outside the Contract Area after a Development Decision to implement that Development Decision including, without limitation

(a)

developing, designing, constructing and equipping any facility and extracting, mining, producing, improving, smelting, treating, refining, transporting and handling of ores and tailings and disposing of tailings and dispatching of gold bullion and other beneficiated products won from the Contract Area;

(b)

the construction and relocation of any roads, railway lines, telephone lines, waterways or other natural or man made utilities required in order to facilitate any activity on or in respect of the Contract Area ;and

(c)

the restoration of the Contract Area and all other work done during and after the completion of mining activities to comply with environmental and like requirements;

“Mining Operation Costs” means all costs incurred in connection with Mining Operations.

"Party" means either the Owners or the Company and “Parties” means both of same including their respective executors, heirs, successors and permitted assigns in accordance with the terms of this Agreement.

Product" means all gold bullion or other saleable beneficiated Mineral products produced from the Mining Area;

“Project Completion” means practical completion ( as such term is understood in the international construction industry)  of the project which is the subject of the Development Decision.

“Project NSR” means a Nett Smelter Return in the terms set out in Annexure1 in a Royalty Percentage (as defined therein) of 3.5% (three point five percent) in respect of Product produced by the Company from any Property following a Development Decision which obligation shall be perfected as an obligation of the Company to the Owners in accordance with the laws of Argentina.

"Properties" bears the meaning set out in Exhibit 2 and same includes any titles into which any may be converted, and all titles or interests acquired under this Agreement and all extensions, renewals, conversions, substitutions, modifications, or variations of titles or interests referred to in this definition and any other lease, license, claim, permit or other authority which confers or may confer a right to prospect, explore for, or mine any Minerals in the Contract Area, or any application for or interest which may confer a right to prospect, explore for, or mine any Mineral in the Contract Area held by one or more of the Parties.  Properties are also shown by means of map as Exhibit 3.

“USD” means United States dollars

“Vendor Payments” means the payment of the following amounts to the Owners on the following dates to a Bank Account (whether in Argentina or elsewhere) notified by the Owners to the Company;

USD $5,000 (having been paid on the date of signing the Heads of Agreement and Power of Attorney in favour of the Company and the provision to the Company of signed and dated transfers of Properties to be held in escrow): and

USD $5,000 having been paid on   xx December 2002 ; and

USD $15,000 on 15 December 2003 (“ the Annual Payment Date); and

             USD $25,000 on the first anniversary of the Annual Payment Date; and

              USD $ 35,000 on the second anniversary of the Annual Payment Date; and

              USD $ 45,000 on the third anniversary of the Annual Payment Date; and

 USD $ 50,000 on each anniversary of the Annual Payment Date thereafter up to and including the eleventh (11th) anniversary of the Annual Payment Date.

 Provided that, upon a Development Decision having been made by the Company, the Company shall not be obliged to make any payment set out above after the date of that Development Decision except as may be required to give effect to Clause 3.10 and the Company’s obligation to make a payment on a particular date may be satisfied by making that payment before that date.

1.2

Singular words include the plural and plural words include the singular.

1.3

Reference to any gender shall include the other genders.

1.4

Words importing persons include corporations.

1.5

The headings do not affect the interpretation or construction of this Agreement.

1.6

References to recitals, sections, or clauses by letter or number are references to recitals, sections, or clauses in this Agreement.

1.7

References to any law or Code in this Agreement shall include a reference to the law or Code as amended, modified or replaced and includes all orders, ordinances, regulations, proclamations, determinations, rules and by-laws made under the law or Code.

 1.8    All payments to be made by one Party to the other Party pursuant to this Agreement shall be paid in USD.

SECTION 2: PROPERTIES

Representations as to Properties

a.1

The Owners represent, warrant and covenant to the Company that

(a) the Owners have the full power and authority to enter into and comply with the obligations of this Agreement and any other agreement or arrangement referred to or contemplated by this Agreement;

(b) the Owners are the sole and exclusive holders of the Properties, which are free of encumbrances, mortgages, embargo, or levies of any type and that there are no outstanding fees on any of the Properties;

(c) there are no other outstanding or current agreements or options related to the exploration or mining operations of the Properties and that all prior agreements or arrangements with any third party have been rescinded and are no longer of any force or effect. To this end, the Owners irrevocably grant the Company the right to register with the relevant Authority, any such cancellation of prior agreements or arrangements in respect of the Properties if not already so done;

(d) there are no pending or  presently filed lawsuits, demands, claims, or conflicts related to the Properties, which may jeopardize the title or possession of the Owners or the Company;

(e)  the Owners are not  holders, directly or indirectly, of any other right within the Contract Area  nor have they requested, directly or indirectly, to be granted other such rights. If at any time the Owners acquire any other rights within the Contract Area, these rights will be deemed to be part of the Properties;

(f) the Owners are not the owners of any surface rights within the Contract Area and that there is no agreement, arrangement or contract between the Owners and any  person who previously conducted any mining or exploration  activity on the Properties or between the Owners and any  prior optionee of any of the Properties; and

(g) the Owners have revoked any and all prior Powers of Attorney relating to the Properties.

2.2 The Company represents, warrants and covenants to the Owners that:

(a) it is a duly constituted corporation, organized and in force in accordance with the laws of the British Virgin Islands;

(b) it has the full power and authority to enter into and comply with the obligations of this Agreement and any other agreement or arrangement referred to or contemplated by this Agreement;

(c) it will comply with all the required measures to preserve the rights of the Owners on the Properties as required by the Mining Code  until the Company becomes the exclusive holder of such rights in accordance with this Agreement; and

(d) it will not obtain any economic benefit from Mining Operations on any Property before the Company  has made the Development Decision in accordance with this Agreement.

Additional Properties

2.3  Any authority or title for Exploration or Mining Operations acquired by any Party in the Contract Area after 28 May 2002 shall be deemed to be part of the Properties pursuant to this Agreement.

Maintenance of Title to the Properties

2.4 The Company shall, subject to the Owners complying with their obligations set out in Clause 2.5,use all reasonable endeavours to maintain the titles to all Properties in full force and effect. Such titles shall be maintained in the names of the Owners unless and until the Company acquires the Properties pursuant to Clause 3.1. Each Party undertakes that it will not do anything  which may prejudice the validity, subsistence or good standing of any of the Properties.

2.5 If during the term of this Agreement, the Company, any Authority or third party discovers, reveals or shows any type of irregularity or imperfection regarding the titles of the Properties and provided such irregularities or imperfection were in existence or can be proved to be in existence at the time of signing of the Heads of Agreement or this Agreement, the Owners are obliged  to remedy such irregularities or imperfections. If the Owners fail to proceed to so remedy within the 15 calendar days after the day of notification to the Owners by the Company, except in circumstances of Force Majeure, the Company shall then be entitled to take whatever action is necessary to overcome such irregularities, obstructions, or constraints.  The Owners do hereby grant the Company or its nominee, authority including an irrevocable power of attorney to remedy such problem. In the event that there is no possible remedy, the Company is entitled to compensation from the Owners for the damages incurred by the Company.

      2.6 The Owners agree to carry out all necessary actions, under instruction from the Company and at the cost of the Company, to maintain the validity of the Properties. For this reason, the Owners shall grant to the Company or to a designated representative of the Company, an irrevocable Power of Attorney to control, act and/or administer the Properties and make all applications judged necessary by the Company including all applications for additional Properties within the Contract Area. This authorization shall not free the Owners from liability to carry out the stated formalities. This Power of Attorney will be executed and provided to the Company concurrently with the signing of this Agreement.

2.7 The Owners shall not be entitled to request or register during the term of this Agreement, by themselves or through third parties, any mining title or exploration title including cateos, manifestaciones de discubrimiento, minas or any other title within the Contract Area.

2.8 The Owners shall not be entitled to encumber any or all of the Properties in any manner except in accordance with the prior written approval of the Company.

Property Relinquishment

2.9   The Company, has the right to relinquish any Property at any time during the term of this Agreement provided the Company gives to the Owners at least five (5) calendar days written notice of the intent to relinquish such Property. If the Owners so elect by notice in writing to the Company before the proposed date of relinquishment, the Company will assign and transfer that Property over to the Owners without any equipment thereon or any obligation to surrender any added improvements thereon and the Parties will promptly execute all documents necessary to give effect to such assignment and transfer. Thereafter the Company will not be responsible for the maintenance of any Property returned to the Owners in accordance with this provision including any liability for payment of  any unpaid canon fees  or other rents or fees. Any Property relinquished pursuant to this Clause 2.9 shall cease to be subject to this Agreement.

SECTION 3 COMPANY’S OPTIONS

Acquisition Option by Development Decision

 3.1 The Company shall have the option, but not the obligation, to acquire from the Owners the entire and exclusive ownership of all the Properties by making each of the Vendor Payments up to the date of the Development Decision and by making, before the 11th anniversary of the Annual Payment Date, the Development Decision.( collectively, “the Earning Requirements”)

Acquisition Option by Purchase

3.2 The Company shall have the option to purchase at any time from the Owners the entire and exclusive ownership of all the Properties including the Project NSR or solely the Project NSR if the Company has previously acquired the entire and exclusive ownership of the Properties pursuant to Clause 3.1 . This option may be exercised at any time by the Company by notice in writing to the Owners and the  purchase price of USD 1 million shall be paid either upon completion of the purchase or, if the Company so elects, in four equal installments of USD $250,000 with the first installment to be paid upon completion (“ Purchase Completion”) and each subsequent installment to be paid on the next  following anniversary of completion. If the Company defaults in the payment of any installment of the purchase price, then the Owners shall again become entitled to the Properties and/or Project NSR on and from the date of the Company’s default.

Recording Interests

             3.3   Upon the Earning Requirements being fulfilled pursuant to Clause 3.1 or upon Purchase Completion pursuant to Clause 3.2, the Owners shall promptly, at the Company’s request, deliver to the Company such documents as are necessary to record and protect the ownership interest of the Company in the Properties and/or the Project NSR. The Company shall pay any fees or other instrument or transaction duty assessed by any Authority on this Agreement upon the acquisition by the Company of the Owners’ interest in the Properties and/or the Project NSR

Company to pay all Costs

3.4 Before the Company has fulfilled the Earning Requirements or terminated this Agreement in accordance with Clause 4.3 or purchased the Owners entire and exclusive ownership of the Properties pursuant to Clause 3.2, the Company shall pay all Exploration Costs.  Thereafter it shall pay all Mining Operation Costs so that the Owners shall not be obliged to pay any such Costs in respect of the Properties or operations thereon while this Agreement is in effect.

Company to have exclusive access to Properties

3.5 While this Agreement is in effect, the Company shall have, except as specified in Clause 3.7, the exclusive right to conduct Exploration and, after the Earning Requirements are fulfilled, Mining Operations on the Properties and to access the Properties for such purposes.

Company to Indemnify Owners

3.6  If the Owners suffer any loss, cost, damage expense or liability arising out of or in connection with the exercise by the Company of  any of the rights conferred by Clause 3.5 (“Liability”), the Company shall indemnify the Owners in respect such Liability.

Owners Access Rights

 3.7 Up to the time that the Company acquires the Properties pursuant to Clause 3.1 or 3.2 the Owners (including their nominated representatives) shall have the right to enter  any of the Properties at any reasonable time provided such access does not interfere with the activities of the Company and the Owners have advised the Company at least ten (10)  days prior to such entry. Notwithstanding Clause 3.6, the Company shall not be responsible for any personal injury or other damage which the Owners or their nominated  representatives may suffer during any access to the Properties except those caused by the fault or negligence of the Company.

Company to Provide Information to Owners

3.8 Up to the time the Company acquires the Properties pursuant to Clause 3.1 or 3.2,  he Company shall use its reasonable endeavours to keep the Owners informed as to the progress of Exploration (including in particular any discovery on any Property which requires any notification to any Authority pursuant to the Mining Code) and as to any decision of the Company to commence a Feasibility Study.

Owners to keep Company Information Confidential

3.9 To the extent that the Owners receive any information from the Company in accordance with Clause 3.8, the Owners shall keep such information confidential except that it may be disclosed as required by the Mining Code or any Authority or as permitted by the Company.

Delay after Development Decision

3.10  If  Project Completion does not occur within two (2) years after the date of the Development Decision ( as may be extended pursuant to Clause 8.2 in consequence of any declaration of force majeure by the Company) (“Additional Payment Date”), then on the Additional Payment Date and on each subsequent anniversary of that date before Project Completion occurs, the Company shall pay to the Owners an amount equal to the Vendor Payment which would have next been paid if the Development Decision had not been made.

SECTION 4: TERM AND TERMINATION

Agreement may be Terminated

4.1 This Agreement may be terminated;

(a) at any time by agreement of the Parties;  or

(b) by the Company at any time before the Earning Requirements are fulfilled     (‘Company Termination”)’;or

(a)

by the Owners upon the Company failing to fulfill the Earning Requirements (including failure to make any Vendor Payment on an Annual Payment Date) before the 11th anniversary of the Annual Payment Date  or upon the Company committing a material breach of its obligations pursuant to Clause 2.4 (“Owners Termination”);or

(b)

upon the Company acquiring the Properties and/or the Project NSR pursuant to Clause 3.2 but otherwise this Agreement shall continue until the 37th anniversary of the Annual Payment Date.

Obligations on Termination

              4.2 A reference to the termination of this Agreement shall mean the termination of all of the rights and obligations of the Parties to each other except for: any obligations accrued prior to the date of termination and termination shall not affect such accrued rights and obligations

             Company Termination

   4.3     A Company Termination pursuant to Clause 4.1 shall be effected by the Company giving the Owners not less than 15 days notice of the proposed  termination date and upon the termination date the Company will turn over to the Owners possession of the Properties and  transfer to the Owners  all  rights acquired by the Company within the Contract Area all in the then present condition, with updated lease encumbrances and without any equipment thereon or obligation to surrender to the Company any added improvements. The Parties also  agree to then amend the Escrow Transfer Deed and the Power of Attorney ( previously executed by them) to reflect the above surrenders. The Company shall not be obliged to make any payment to maintain any Property after the termination date.

 Owners Termination

 4.4  An Owners Termination pursuant to Clause 4.1 shall be effected by the Owners giving the Company not less than 30 days notice of the proposed termination date and specifying therein details of  the failure or material breach  pursuant to Clause 4.1(c) relied upon by the Owners. If the Company does not correct the failure or material breach by the termination date or notify the existence of a dispute in accordance with Clause 8.6 then this Agreement will terminate on that date. If the Owners Termination is because of the failure of the Company to make any Vendor Payment or to pay any other amount required to be paid to the Owners under this Agreement and such amount is paid after the due date, then the  Company shall be  only be deemed to have corrected its default if it pays interest at the then prevailing US Federal Funds Rate in respect of the period between the due date and the date the payment outstanding is actually made.

4.5  The Owners shall have no obligation to repay to the Company, upon an Owners Termination,  upon a Company Termination or otherwise,  any  Vendor Payment  received pursuant to Clause 3.1.

SECTION 5: SCOPE AND LIMITATION OF AGREEMENT

Scope

5.1 This Agreement is limited to Exploration and Mining Operations on the Contract Area during the term of this Agreement and nothing in this Agreement shall prevent any Party from acquiring mining, exploration or any other interests whatsoever outside the Contract Area

SECTION 6: ASSIGNMENT AND TRANSFERS

Company Assignment

6.1 The Company shall have the right to at any time sell, assign, transfer or mortgage to any person (“Assignee”) the whole or part of its rights and obligations (“Assigned Interest”) under this Agreement provided that the Assignee agrees to assume on and from the date of such assignment and to be bound to the Owners to perform all the obligations of the Company in respect of the Assigned Interest. To the extent of the Assigned Interest, the Company shall be released from its rights and obligations under this Agreement on and from the date of such assignment. Such assignment shall be perfected in accordance with the law in force in Argentina.

Owners Assignment

a.1

The Owners shall have no right while this Agreement is in effect to sell, assign, transfer or mortgage to any person the whole or part of their rights and obligations under this Agreement other than, subject to Clause 3.2, their right to receive the Project NSR. Any assignment of the Owners right to receive the Project NSR shall be perfected in accordance with the law in force in Argentina.

SECTION 7: RELATIONSHIP OF THE PARTIES

One Party Acting for Other

7.1 .Neither Party shall have any authority to act on behalf of the other Party, except as provided by this Agreement. Where a Party acts on behalf of the other Party without authority, such Party shall indemnify the other Party from any losses, claims, damages, and liabilities arising out of any such act.

SECTION 8: GENERAL PROVISIONS

Notices

8.1

(a)

All notices and other documents under this Agreement shall be in writing and either personally served on an officer of the Party or sent by registered mail or by facsimile addressed as follows:

                        If to the Company;

To:

Cognito Limited

Alliance Investments

Le Panorama AB

57 Rue Grimaldi

            Monaco MC98000

             Attention:

Company Secretary

              Facsimile:

+377 9325 2583

             Copy: COMPANY Legal Counsel

              Facsimile: +54 261 4310 597

 Or such other address in Argentina as may be advised by the Company to the Owners

If to the Owners

                        To:      Mr Martin Antonio Carotti

               Co. Juan Pobre 186,

               Dalvian, 5500

               Mendoza, Argentina

To the extent permitted by the law in force in Argentina, any notice so served on the Owners shall be deemed to be served on all co owners of the Properties. Any  notice signed by Martin Antonio Carotti shall be deemed to be a notice signed by all the co owners of the Properties.

Force Majeure

8.2    If any Party  is rendered unable wholly or in part by force majeure to carry out its rights or obligations under this Agreement, including any right or obligation to make a money payment on a particular day, it shall give the other Party prompt notice of the force majeure with reasonably full particulars thereof whereupon the obligations of that Party so far as they are affected by the force majeure shall be suspended  and any time specified for exercising a right shall be extended in both cases during but no longer than the continuance of the force majeure and such further period thereafter as shall be reasonable in the circumstances.

8. 3  The Party giving the notice shall:

(a)

use all reasonable diligence in the circumstances to remove the force majeure as quickly as practicable; and

(b)

provide continuing notice to the other Party as to the status of the force majeure and its likely duration.

8.4

The term "force majeure" means all acts of nature, of third parties or of market circumstances which were not reasonably foreseeable or, if they were foreseeable, the consequences thereof were not able to be prevented or avoided including, but not being limited to:

                 (a)       war, whether declared or undeclared, revolution, act of terrorism or   act of public enemies;

(b)

riot or civil commotion

(c)

     strike or lockout or stoppage or ban or limitation on work or restraint of   labour or other industrial problem;

(d)

act of God;

(e)

fire, flood, storm, tempest or washaway;

(a)

act or restraint of, or lengthy delay by any governmental or semi-governmental or other public or statutory authority;

(b)

litigation; and

(h)

any other cause of like or different kind or nature not reasonably within the control of the Party claiming force majeure.

8.5    Without in any way limiting the operation of Clause 8.3, if at any time before the Company makes a Development Decision a force majeure event occurs which is duly notified by the Company   and  at the time of notification the Company advises the Owners that the force majeure event has delayed Exploration the Feasibility Study or the timely making of any Vendor Payment or other payment to be made by the Company under this Agreement, then the 11th anniversary of the Annual Payment Date referred to in Clause 3.1 or the date on which any subsequent Vendor Payment or other payment shall be extended by the number of days equal to the duration of that force majeure.

Dispute Resolution.

8.6   If the Parties are unable to resolve any dispute between them arising out of or in connection with this Agreement  within 60 days after a Party notifies the other Party of the existence of such dispute, the matters in dispute shall be finally determined  by an Expert. The Expert shall be appointed jointly by the Parties within fourteen days after a request by any  party . Failing such appointment, the Expert shall be appointed by the President for the time being of the Australasian Institute of Mining and Metallurgy. The Expert may appoint, engage or co-opt another person having requisite expertise to provide advice to the Expert on any matter relevant to the determination to be made by the Expert.  Unless the Parties agree to share the costs of the Expert, the Expert shall determine what part of the costs and expenses incurred in any such proceeding shall be borne by each Party. The Expert’s determination shall be final and binding on the Parties.

 Waiver

8.7 A Party’s failure or delay to exercise a power or right is not a waiver of that right, and the exercise of a power or right does not preclude the future exercise of that or any other power or right.

    Heads of Agreement

   8.8  On and from the Commencement Date, this Agreement will replace the Heads of     Agreement except to the extent specified in Clause 8.14.

 Entire Agreement

8.9 This Agreement represents the entire agreement between the parties with respect to the subject matter of this Agreement.

Costs

8.10   Each Party will bear its own costs in relation to the negotiation and preparation of this Agreement.  However, except as expressly provided by this Agreement, the cost of performing an obligation is to be borne by the Party concerned

Governing Law

8.11 This Agreement and the transactions contemplated within it shall be governed by the law in force in the State of New South Wales, Australia (exclusive of the law of conflict of laws)  except that in relation to the rights and obligations of the Owners or the Company with respect to the Properties, the  governing law shall be the Mining Code (exclusive of the law of conflict of laws).